UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2008

(Exact name of registrant as specified in charter)

DE	0-8092	94-1620407
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

323 Vintage Park Drive, Suite B, Foster City, California 94404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (650) 212-2568

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On December 11, 2008, Oxis International, Inc. (the “Company”) entered into and closed an Asset Purchase Agreement (the “Assay Agreement”) with Percipio Biosciences, Inc. (“Percipio”) pursuant to which Company agreed to sell certain assets of the Company’s assay business division including certain account receivables, patents and trademarks (the “Assay Assets”).  The Assay Assets do not include any rights, title, and interest related to the Company’s ability to market and sell nutraceutical or therapeutic products, such as with, but not limited to, the sale of ergothioneine or superoxide dismutase as a nutraceutical or therapeutic product.  In consideration of the Assay Assets, Percipio provided the Company with a 6% secured promissory note (the “Percipio Note”) in the principal amount of $250,000.  On the sixth month anniversary of the Percipio Note, Percipio is required to begin making payments of 1/30th of the Percipio Note which in no event will be less than 40% of Percipio’s quarterly income.  If certain of the account receivables acquired by Percipio from the Company remain uncollected after 90 days, then the amount of the Percipio Note shall be reduced.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

To be filed by amendment

(c)	Shell Company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibit Description

10.1	Asset Purchase Agreement by and between Oxis International, Inc. and Percipio Biosciences, Inc.

10.2	Promissory Note issued by Percipio Biosciences, Inc. to Oxis International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OXIS INTERNATIONAL, INC.

By:	/s/ Maurice Spitz
Name: Maurice Spitz
Title: President and Acting CEO

Date:              December 17, 2008